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                                                                   Exhibit 14(b)

                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion, in this Pre-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933, as amended, filed on Form N-6 (File No. 333-98629) for the Provident Mutual Variable Life Separate Account, of the following reports:

     1. Our report dated January 18, 2002 on our audits of the financial statements of Provident Mutual Life Insurance Company and Subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001.

     2. Our report dated January 18, 2002 on our audits of the financial statements of the Provident Mutual Variable Life Separate Account (comprising twenty-eight subaccounts) as of December 31, 2001 and for each of the three years in the period ended December 31, 2001.

        We also consent to the reference to our Firm under the caption "Experts" and "Financial Statements".

/s/ PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania

February 10, 2003